UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2004

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2004, each non-employee director of Autobytel Inc. (the “Company”) received an automatic grant of an option to purchase 5,000 shares of common stock pursuant to the autobytel.com inc. 1999 Stock Option Plan (the “1999 Plan”).

In addition, on November 1, 2004, each non-employee director of the Company received a grant of an option to purchase 5,000 shares of common stock pursuant to the Autobytel Inc. 2004 Restricted Stock and Option Plan (the “2004 Plan”).

The exercise price of each option was $6.90 per share, the closing price on November 1, 2004. The options vest on the first anniversary of the date of grant or earlier as provided in the applicable stock option agreement or plan under which the options were granted.

A copy of a form of outside director stock option agreement under the 1999 Plan is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

A copy of a form of outside director stock option agreement under the 2004 Plan is attached to this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Outside Director Stock Option Agreement under 1999 Plan.

10.2	Form of Outside Director Stock Option Agreement under 2004 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

Date November 2, 2004

	By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and General Counsel

INDEX TO EXHIBITS

10.1	Form of Outside Director Stock Option Agreement under 1999 Plan.

10.2	Form of Outside Director Stock Option Agreement under 2004 Plan.